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                                                              Exhibit 24

                                POWER OF ATTORNEY

        American Express Company, a New York corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Richard K. Goeltz, Louise M. Parent and Stephen P. Norman, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the proposed registration of up to 4,398,568 Common Shares, par value $.60 per share of the Company that may be sold by certain selling shareholders: a registration statement under the Securities Act of 1933, as amended, including any amendments thereto on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in counterparts.

        IN WITNESS WHEREOF, American Express Company has caused this Power of Attorney to be executed in its name by its Vice Chairman and Chief Financial Officer and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of the 23rd day of December 1997.

                                                 AMERICAN EXPRESS COMPANY
                                                 By:  /s/ Richard K. Goeltz
                                                      ---------------------
                                                      Richard K. Goeltz
                                                      Vice Chairman and
                                                        Chief Financial Officer

[CORPORATE SEAL]

Attest

/s/ Stephen P. Norman
---------------------
Stephen P. Norman
Secretary

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By /s/ Harvey Golub                          By /s/ Charles W. Duncan Jr.
   -------------------------                    -------------------------
   Harvey Golub                                 Charles W. Duncan Jr.
   Chairman, Chief Executive                    Director
     Officer and Director

By /s/ Kenneth I. Chenault                   By /s/ Beverly Sills Greenough
   -------------------------                    ---------------------------
   Kenneth I. Chenault                          Beverly Sills Greenough
   President, Chief Operating                   Director
     Officer and Director

By /s/ Richard K. Goeltz                     By /s/ F. Ross Johnson
   -------------------------                    -------------------------
   Richard K. Goeltz                            F. Ross Johnson
   Vice Chairman and                            Director
     Chief Financial Officer

By /s/ Daniel T. Henry                       By
   -------------------------                    -------------------------
   Daniel T. Henry                              Vernon E. Jordan Jr.
   Senior Vice President and                    Director
      Comptroller

By /s/ Daniel F. Akerson                     By /s/ Jan Leschly
   -------------------------                    -------------------------
   Daniel F. Akerson                            Jan Leschly
   Director                                     Director

By /s/ Anne L. Armstrong                     By /s/ Drew Lewis
   -------------------------                    -------------------------
   Anne L. Armstrong                            Drew Lewis
   Director                                     Director

By /s/ Edwin L. Artzt                        By /s/ Aldo Papone
   -------------------------                    -------------------------
   Edwin L. Artzt                               Aldo Papone
   Director                                     Director

By /s/ William G. Bowen                      By
   -------------------------                    -------------------------
   William G. Bowen                             Frank P. Popoff
   Director                                     Director